Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005



(a)                           [OCWEN logo]


                       Ocwen Loan Servicing, LLC
                        successor in interest to
                         Ocwen Federal Bank FSB
          Compliance Certification Year Ended December 31, 2005
                            CSFB HEAT 2005-3


The undersigned Officer of Ocwen Loan Servicing, LLC successor in interest to Ocwen Federal Bank FSB (the "Servicer") confirms that a review of the activities of the Servicer during the calendar year ending on December
31, 2005 and of the performance of the Servicer under the Pooling and Servicing Agreement Home Equity Pass-Through Certificates, Series 2005-3; Dated as of April 1, 2005 (the "Servicing Agreement") has been made under his supervision. Except as noted on the Management Assertion on Compliance with USAP, to the best of the undersigned Officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations as set forth in the Servicing Agreement.



By: /s/ Scott W. Anderson                      Dated:  February 28, 2006
Scott W. Anderson, Senior Vice President



Ocwen Loan Servicing LLC
1661 Worthington Road Suite 100
Centrepark West
West Palm Beach, FL 33409



(b) SPS Select Portfolio Servicing, INC. [logo]



Agreement:
Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Ocwen Federal Bank FSB, Servicer, Wells Fargo Bank, N.A., Servicer And Back-Up Servicer, Select Portfolio Servicing, Inc., Servicer, The Murrayhill Company, Credit Risk Manager and U.S. Bank National Association, Trustee - Pooling And Servicing Agreement - Home Equity Asset Trust 2005-3, Home Equity Pass Through Certificates, Series 2005-3



Dated:
4/1/2005


ANNUAL STATEMENT AS TO COMPLIANCE


In accordance with the applicable section in each of the Pooling and Servicing Agreements specified

i.	a review of the activities of the Servicer during the year ended
December 31, 2005 and of performance under this Agreement has been made under such officers' supervision; and
ii.	to the best of such officers' knowledge, based on such review, the
Servicer has fulfilled all of its obligations under this Agreement throughout such year.



February 21, 2006


/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
Select Portfolio Servicing, Inc.



(c) [WELLS FARGO HOME MORTGAGE LOGO]

						Wells Fargo Home Mortgage
						One Home Campus
						Des Moines, IA 50328-0001




February 24,2006

					Credit Suisse First Boston
					Mortgage Securities Corp., Home
					Equity Asset Trust 2005-3, Home
					Equity Pass-Through Certificates,
					Series 2005-3

Re:	2005 Annual Certification

We hereby certify to the best of our knowledge and belief that for the calendar year of 2005:

1.All real estate taxes, bonds assessments and other lienable items have been paid.

2.All FHA mortgage insurance, private mortgage insurance premiums, and flood insurance have been paid (if applicable).

3.Hazard insurance policies held by us meet the requirements as specified in the servicing agreement, or those of a normal prudent lender if not specified, and those premiums due have been paid.

4.We have made all property inspections as required.

5.Fidelity bond and Errors and Omissions insurance coverage currently exists.

6.That the Officer signing this certificate has reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide or similar agreements and to the best of this officer's knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations of such agreement throughout the year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported.

Sincerely,

/s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Home Mortgage


				Wells Fargo Home Mortgage
				is a division of Wells Fargo Bank, N.A.